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                                                                     EXHIBIT 1.1

                            WHITEHALL JEWELLERS, INC.

                                2,925,000 SHARES

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



February ___, 2000

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
WILLIAM BLAIR & COMPANY, L.L.C.
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

Dear Sirs:

         SECTION 1. Introductory. Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,300,000 shares of its authorized but unissued Common Stock (the "Common Stock") and certain stockholders of the Company named in Schedule B annexed hereto (the "Selling Stockholders") propose to sell an aggregate of 625,000 shares of the Company's issued and outstanding Common Stock to the underwriters named in Schedule A (the "Underwriters"). Said aggregate of 2,925,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 345,000 additional shares of Common Stock and the Selling Stockholders propose to grant to the Underwriters an option to purchase up to 93,750 additional shares of Common Stock, as provided in Section 5 hereof (collectively, the "Optional Common Shares"). The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

         You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable. The Company and each of the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

         (a) A Registration Statement (as defined below) on Form S-3 (File No. 333-95465) with respect to the Common Shares has been prepared by the Company in conformity in all



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material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed an amendment or amendments to such Registration Statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such Registration Statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such Registration Statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (ii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective, including the financial statements, exhibits and schedules thereto and all documents incorporated by reference or deemed to be incorporated by reference therein, and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or a Term



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Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         (b) The Company is qualified and eligible under the requirements of Form S-3 and the Securities Act to file the Registration Statement on Form S-3. The Registration Statement and any related registration statement filed pursuant to Rule 462(b) have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any registration statement filed pursuant to Rule 462(b) is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Underwriter or any Selling Stockholder, specifically for use in the preparation thereof.

         The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all



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material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and any Subsequent Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Company does not have any direct or indirect equity or other ownership interest in any other corporation, partnership, joint venture or other business organization.

         (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect, except for such failure to possess or noncompliance which would not have a material adverse effect on the Company; the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (e) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

         (f) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been



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waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Stockholders or the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

         (g) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except that no representation or warranty is made relating to indemnity or contribution. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties, except in each case for such violations, conflicts or defaults which would not have a material adverse effect on the Company. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), except for such consent the failure to have would have not have a material adverse effect on the Company.

         (h) PriceWaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements and schedule filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

         (i) The financial statements and schedule of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedule, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedule and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(h), except as disclosed in such financial statements, and except that the financial statements for interim periods are not certified and have been prepared in accordance with generally accepted accounting



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principles for interim financial information. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement. The as adjusted information included in the Prospectus present fairly the information shown therein, have been properly compiled on the basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances based on such assumptions.

         (j) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not have a material adverse effect on the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, and is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

         (k) There are no material contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required.

         (l) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company; and no labor disturbance by the employees of the Company exists or is imminent which might be expected to materially and adversely affect such condition, properties, business, results of operations or prospects. The Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which materially and adversely affects the Company.

         (m) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company



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owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, in each case in all material respects.

         (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options and warrants described in the Registration Statement) or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

         (o) Except as disclosed in or specifically contemplated by the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

         (p) The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company.

         (q) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company, except in each case for any failure to file, failure to pay or tax deficiency which would not materially and adversely affect the business, operations or properties of the Company.



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         (r) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (s) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

         (t) The Company maintains insurance of the types and in the amounts customarily maintained by similarly situated companies, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (v) The Common Stock (including the Common Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange.

         (w) The Company is in compliance, in all material respects, with
Section 13(b)(2) of the Exchange Act.

         (x) There are no business relationships or related party transactions involving the Company or any director, officer or shareholder of the Company that is required to be described in the Prospectus which have not been described as required.

         SECTION 3. Representations, Warranties and Covenants of the Selling Stockholders.

         (a) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the several Underwriters that:

             (i) Such Selling Stockholder has, and on the First Closing Date and
                 any Subsequent Closing Date hereinafter mentioned will have, good and marketable title to the Common Shares proposed to be sold by such Selling Stockholder hereunder on such Closing Date (except that the Common Shares to be sold by Manny Brown are to be issued pursuant to currently outstanding and exercisable options immediately prior to the First Closing Date or Subsequent Closing Date, as the case may be, so that such Selling Stockholder does not have good and marketable title to the Common Shares on the date hereof but will have such good and marketable title to the Common Shares to be sold by him on the Closing Date on which such Common Shares are to be



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                   delivered) and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

             (ii) Such Selling Stockholder has authorized, executed and delivered a Custody Agreement and Power of Attorney (hereinafter collectively referred to as the "Stockholders Agreement") and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under the Stockholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholders Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and the form of such Stockholders Agreement has been delivered to you. Such Selling Stockholder has obtained all authorizations and approvals required by law and, with respect to any entity, under its charter, bylaws, trust agreement or other organizational documents, to enter into this Agreement and its Stockholders Agreement, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

             (iii) The performance of this Agreement and the Stockholders
                   Agreement and the consummation of the transactions contemplated hereby and by the Stockholders Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default



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                   by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement except such as have been obtained and are in full force and effect.

             (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

             (v) Each Preliminary Prospectus and the Prospectus, insofar as it has related to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) Each of the Selling Stockholders agrees with the Company and the Underwriters not to, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially by the undersigned, or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the eoncomic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly announce the undersigned's intention to do any of the foregoing, for a period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Banc of America Securities LLC, which consent may be withheld at the sole discretion of Banc of America Securities LLC, provided, that this subsection (b) shall not restrict (i) any bona fide gift by any Selling Stockholder that is a natural person or any distribution by any other Selling Stockholder to any equityholder of such Selling Stockholder in each case so long as the donee or transferee agrees to comply with this subsection (b) for any remaining portion of such 90-day period or (ii) any distribution by U.S. Trust Company, N.A., as trustee of the Whitehall Jewellers, Inc. Employee Stock Ownership Trust, to participants in such plan pursuant to the terms of such plan.

         SECTION 4. Representations and Warranties of the Underwriters. The Underwriters represent and warrant to the Company and to the Selling Stockholders that the information set forth in the first three paragraphs (including the table identifying the underwriters) and the last paragraph under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

         SECTION 5. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters 2,300,000 of the Firm Common Shares, and (ii) the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters in the respective amounts set forth in Schedule B hereto, an aggregate of 625,000 of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, the number of Firm Common Shares described below. The purchase price per share to be paid by the Underwriters to the Company and to the Selling Stockholders, respectively, shall be $_____ per share, the underwriting discount shall be $_____ per share and the initial price to the public shall be $______ per share.

         The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,300,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares. The obligation of each Underwriter to the Selling Stockholders shall be to purchase from the Selling Stockholders that number of full shares which (as nearly as practicable, as determined by you) bears to 625,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.

         Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley & Austin, counsel for the Company, Bank One Plaza, Chicago, IL 60603 (or such other place as may be agreed upon by the Company and the Underwriters) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, after 4:30 P.M. Washington D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Stockholders to you, for the respective accounts of the Underwriters with respect to the Firm Common Shares to be sold by the Company and by the Selling Stockholders against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by a wire transfer of immediately available funds to an account designated by the Company and by the Agent in proportion to the number of Firm Common Shares to be sold by the Company and the Selling Stockholders, respectively. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 345,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, and the Selling Stockholders identified in Schedule B hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 93,750 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, in each case for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time from time to time on one or more occasions within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and the Agent on behalf of the Selling Stockholders setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Each such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as a "Subsequent Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise unless otherwise agreed by the parties hereto. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the aggregate number of Optional Common Shares to be sold by the Company and such Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 2,925,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding such Subsequent Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company and such Selling Stockholders as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and such Selling Stockholders. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

         You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to acknowledge receipt therefor.

         Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Underwriters is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used. Not later than 5:00 p.m. on the first business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 6. Covenants of the Company. The Company covenants and agrees that:

         (a) If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, (iv) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (v) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and
(vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 434 and 462(b), as applicable, under the Securities Act. The Company will file an amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus only if (1) you have been furnished with a copy a reasonable time prior to such filing, (2) you do not reasonably object to such amendment or supplement and (3) such amendment or supplement is in compliance with the Act and the Rules and Regulations.

         (b) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary in the reasonable view of the Company or counsel to the Company, or in the reasonable view of the Underwriters after consultation with counsel, at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (c) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

         (d) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you and the Selling Stockholders or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Stockholders may request, for the purposes contemplated by the Act. During such period the Company shall use its best efforts to file, on a timely basis (taking into account any extension periods permitted by applicable law), with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

         (e) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the

Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

         (f) During the period of five years hereafter, the Company will furnish to the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

         (g) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), the Company will not, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, other than pursuant to outstanding stock options disclosed in the Prospectus and except for options granted pursuant to the Company's employee stock option plan that are not exercisable during such 90 day period.

         (h) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

         You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby (except as provided in the following sentence), including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters,
(iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses reasonably incurred by the Company or the Underwriters not exceeding $5,000 in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and all filings fees, attorneys' fees and expenses reasonably incurred by the Company or the Underwriters not exceeding $4,000 in connection with qualifying or registering all or any part of the Common Shares for offer and sale in Canada, (vii) the filing fee of the National Association of Securities Dealers, Inc. and attorneys' fees and expenses reasonably incurred by the Company or the Underwriters not exceeding $4,000 in connection with the NASD's review of the offering of the Common Shares, (viii) any fees and expenses of counsel for the Selling Stockholders generally, (ix) any fees and expenses of the Agent and (x) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above, qualification and registration of the Common Stock in Canada and counsel fees and expenses related to the NASD's review of the offering) and the travel and other expenses for the "road show" presentations.

         The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to all expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder.

         This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Stockholders.

         SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on any Subsequent Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or a Subsequent Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of its or their respective obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock other than pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus of the Company or any material increase in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or might adversely affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Common Shares as contemplated hereby.

         (c) There shall have been furnished to you on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

             (i) An opinion of Sidley & Austin, counsel for the Company and the Selling Stockholders (other than the U.S. Trust Company, N.A., as trustee of the Whitehall Jewellers, Inc. Employee Stock Ownership Trust), addressed to the Underwriters and dated the First Closing Date, or a Subsequent Closing Date, as the case may be, to the effect that:

             (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

             (2) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof in the Prospectus; all necessary corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable;

             (3) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights and will conform as to legal matters in all material respects to the description thereof contained in the Prospectus;

             (4) (a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                   (b) The Registration Statement, including any document
                       incorporated by reference therein, the Prospectus and each amendment or supplement thereto, including any documents incorporated by reference therein (except for the financial statements and schedule and other financial data included or incorporated by reference therein as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder;

                   (c) To such counsel's knowledge, there are no franchises,
                       leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to or incorporated by reference in the Registration Statement which are not disclosed, filed or incorporated by reference, as required; and

                   (d) To such counsel's knowledge, there are no legal or
                       governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required.

             (5) This Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

             (6) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not
                   (i) conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which the Company or any of its property may be bound or affected, including without limitation each of the agreements filed as an exhibit to the Registration Statement or to any document incorporated by reference into the Registration Statement, or (ii) violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or (iii) so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its property, except in the case of clauses (i) and (iii) for any such conflict, breach, default or violation which could not reasonably be expected to have a material adverse effect on the Company;

             (7) To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than (a) rights which have been waived and
                   (b) persons who have exercised registration rights and included shares of Common Stock in the Registration Statement;

             (8) The Company is not an "investment company" within the meaning of the Investment Company Act;

             (9) Each document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder (except for the financial statements and schedules and other financial data included therein as to which such counsel need express no opinion);

             (10) The statements (i) in the Prospectus under the captions "Risk Factors--Anti-takeover provisions in Delaware law and our charter and by-laws could delay or defer a change in control," "Description of Capital Stock," and "United States Tax Consequences to Non-United States Holders" and (ii) in
                   Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter and by-law provisions or documents or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein;

             (11) To such counsel's knowledge, this Agreement and the Stockholders Agreement and Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders; and the performance of this Agreement and the consummation of the transactions herein contemplated by the Selling Stockholders will not result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of any Selling Stockholder which is an entity, or any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Selling Stockholders or any of their properties; and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

             (12) To such counsel's knowledge, the Selling Stockholders that are not natural persons have corporate, partnership or trust (as the case may be) power and authority, and all authorizations and approvals required under its organizational documents, if an entity, to enter into this Agreement and its Stockholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Selling Stockholders hereunder; upon registration of the number of Common Shares being sold by all the Selling Stockholders on the date hereof to the Underwriters in the names of the Underwriters in the stock records of the Company, such Underwriters will, assuming that such Underwriters are purchasing such shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as currently in effect in the State of New York, have acquired all rights of such Selling Stockholder in such shares free and clear of any such adverse claims; and

             (13) To such counsel's knowledge, this Agreement is the valid and binding agreement of each of the Selling Stockholders, and each Selling Stockholders' Stockholders Agreement is the valid and binding agreement of such Selling Stockholder, in each case enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities, as to which no opinion need be expressed.

             In rendering such opinion, such counsel may rely (i), as to the matters set forth in paragraphs (11), (12) and (13), on opinions of other counsel retained by the Selling Stockholders, (ii) as to matters of local law, on opinions of local counsel, and (iii) as to matters of fact, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Underwriters in other form. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or any amendment thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto, as of its date and at the applicable Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus);

        (ii) Such opinion or opinions of Gardner, Carton & Douglas, counsel for U.S. Trust Company, N.A., as trustee of the Whitehall Jewellers, Inc. Employee Stock Ownership Trust, addressed to the Underwriters and dated the First Closing Date, or a Subsequent Closing Date, as the case may be, to the effect that:

             (1) To such counsel's knowledge, this Agreement and the Stockholders Agreement and Power of Attorney of the Selling Stockholder have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder; and the performance of this Agreement and the consummation of the transactions herein contemplated by the Selling Stockholder will not result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of the Selling Stockholder, or any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Selling Stockholder or any of its properties; and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

             (2) To such counsel's knowledge, the Selling Stockholder has corporate, partnership or trust (as the case may be) power and authority, and all authorizations and approvals required under its organizational documents, if an entity, to enter into this Agreement and its Stockholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by the Selling Stockholder hereunder; upon registration of the number of Common Shares being sold by the Selling Stockholder on the date hereof to the Underwriters in the names of the Underwriters in the stock records of the Company, such Underwriters will, assuming that such Underwriters are purchasing such shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as currently in effect in the State of New York, have acquired all rights of such Selling Stockholder in such shares free and clear of any such adverse claims; and

             (3) To such counsel's knowledge, this Agreement is the valid and binding agreement of the Selling Stockholder, and the Selling Stockholder's Stockholders Agreement is the valid and binding agreement of the Selling Stockholder, in each case enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities, as to which no opinion need be expressed.

             (iii) Such opinion or opinions of Fried, Frank, Harris, Shriver &
                   Jacobson, counsel for the Underwriters, dated the First Closing Date or a Subsequent Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

             (iv) A certificate of the Company executed on its behalf by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or a Subsequent Closing Date, as the case may be, to the effect that:

                   (1) The representations and warranties of the Company set
                       forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Subsequent Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date; and

                   (2) The Commission has not issued any order preventing or
                       suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

             (v) On the First Closing Date or a Subsequent Closing Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the First Closing Date or the Subsequent Closing Date, as the case may be, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to the First Closing Date or the Subsequent Closing Date, as the case may be.

             (vi) On the date on which this Agreement is executed and also on the First Closing Date and on any Subsequent Closing Date, a letter addressed to the Underwriters, from PriceWaterhouseCoopers LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and subsequent letters to be dated as of any Subsequent Closing Date, in form and substance satisfactory to you.

             (vii) On or before the First Closing Date, letters from each other holder of the Company's Common Stock identified in Schedule C hereof, substantially in the form of Schedule D.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 7 and 9 hereof and except that Section 11 shall at all times be effective and shall survive such termination.

     SECTION 9. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, Section 13 or Section 14 (other than with respect to shares to be sold by the U.S. Trust Company, N.A., as trustee of the Whitehall Jewellers, Inc. Employee Stock Ownership Trust), or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 (with respect to expenses payable by the Company) and Section 11 shall at all times be effective and shall apply.

     SECTION 10. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling iStockholders shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 7 and 9 hereof, (b) any Underwriter to the Company or any Selling Stockholder, or (c) any party hereto to any other party except that the provisions of Section 11 shall at all times be effective and shall survive such termination.

     SECTION 11. Indemnification. (a) The Company agrees to indemnify and hold harmless, and Hugh M. Patinkin, Matthew M. Patinkin, John R. Desjardins, Lynn D. Eisenheim, Manny A. Brown, MJSB Investment Partners, L.P., John R. Desjardins 1995 Family Trust, U/A/D 12/28/95 and Matthew Patinkin 1994 Family Trust, U/A/D 12/19/94 (each, an "Identified Selling Stockholder" and, collectively, the "Identified Selling Stockholders") jointly and severally agree (subject in all cases to the overall limitation on liability set forth in the second paragraph of this subsection (a)) to indemnify and hold harmless, each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or such Identified Selling Stockholder), insofar as such losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or such Identified Selling Stockholder), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor the Identified Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof or (ii) any statement or omission contained or made in any preliminary prospectus and corrected in the Prospectus if (x) such loss, claim, damage, liability or expense suffered or incurred by any Underwriter (or any such controlling person) resulted from any claim, action, investigation, inquiry or other proceeding brought by any person who purchased Common Shares which are the subject thereof from such Underwriter and (y) such Underwriter failed to deliver or provide a copy of the Prospectus, as then amended or supplemented, to such person at or prior to the confirmation of the sale of such Common Shares in any case where such delivery is required. In addition to its other obligations under this Section 11(a), the Company and the Identified Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, as described in this Section 11(a), it or he will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or such Identified Selling Stockholders' obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company or the Identified Selling Stockholder, as the case may be. This indemnity agreement will be in addition to any liability which the Company or an Identified Selling Stockholder may otherwise have.

     Without limiting the full extent of (i) the Company's agreement to indemnify each Underwriter (and controlling persons thereof, if any) as herein provided, (ii) the liability of the Company with respect to the breach by the Company of any representation, warranty or covenant contained in this Agreement (or in any certificate of the Company delivered pursuant hereto) and (iii) the liability of any Identified Selling Stockholder with respect to the breach by such Identified Selling Stockholder of any representation, warranty or covenant contained in Section 3 of this Agreement (or in any certificate of such Identified Selling Stockholder delivered pursuant hereto relating thereto), notwithstanding anything contained in this Agreement to the contrary, each Identified Selling Stockholder shall be liable under (A) the indemnification agreements contained in the first paragraph of this Section 11(a) or (B) the contribution provisions contained in Section 11(e) of this Agreement, only for an amount not exceeding, in the aggregate, the net proceeds (pretax) received by such Identified Selling Stockholder from the sale of Common Shares hereunder. The Company and the Identified Selling Stockholders may agree or have agreed, as among themselves and without limiting the rights of the Underwriters and controlling persons under this Agreement, as to the respective amounts of such liability for which each of them shall be responsible.

     Notwithstanding anything to the contrary under this Section 11(a), each Underwriter and each person, if any, who controls any Underwriter agrees not to assert its rights to indemnity against any Identified Selling Stockholder for losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any such untrue statement or alleged untrue statement unless and until (i) such Underwriter or controlling person has requested indemnification and reimbursement from the Company for such losses, claims, damages or liabilities (including any legal or other expenses reasonably incurred) and (ii) the Company does not within 30 days of such request (x) agree to so indemnify such Underwriter or controlling person and (y) reimburse in full such Underwriter or controlling person for any such losses, damages or liabilities (including legal and other expenses) incurred. If, after having made such demand on the Company for indemnification and reimbursement as herein provided, any Underwriter and any person, if any, who controls any Underwriter asserts its rights to indemnity against any Identified Selling Stockholder for losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any such untrue statement or alleged untrue statement, then in such event such Underwriter and each person, if any, who controls such Underwriter shall first request indemnification and reimbursement from all (and not less than all) Identified Selling Stockholders for such losses, claims, damages or liabilities (including legal and other expenses), with such request for indemnification and reimbursement to be made to each Identified Selling Stockholder in such proportion as the number of Firm Common Shares to be sold hereunder by such Identified Selling Stockholder bears to the total number of Firm Common Shares to be sold by all Identified Selling Stockholders.

     (b) Each of the Selling Stockholders not constituting Identified Selling Stockholders (the "Other Selling Stockholders") severally and not jointly agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Other Selling Stockholders), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading (in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Other Selling Stockholder specifically for use therein), and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Other Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof or (ii) any statement or omission contained or made in any preliminary prospectus and corrected in the Prospectus if (x) such loss, claim, damage, liability or expense suffered or incurred by any Underwriter (or any such controlling person) resulted from any claim, action, investigation, inquiry or other proceeding brought by any person who purchased Common Shares which are the subject thereof from such Underwriter and (y) such Underwriter failed to deliver or provide a copy of the Prospectus, as then amended or supplemented, to such person at or prior to the confirmation of the sale of such Common Shares in any case where such delivery is required. In addition to their other obligations under this
Section 11(b), the Other Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, as described in this Section 11(b), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Other Selling Stockholders' obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Other Selling Stockholders. This indemnity agreement will be in addition to any liability which the Other Selling Stockholders may otherwise have.

     Without limiting the full extent of (i) the Company's agreement to indemnify each Underwriter (and controlling persons thereof, if any) as herein provided, (ii) the liability of the Company with respect to the breach by the Company of any representation, warranty or covenant contained in this Agreement (or in any certificate of the Company delivered pursuant hereto) and (iii) the liability of any Other Selling Stockholder with respect to the breach by such Other Selling Stockholder of any representation, warranty or covenant contained in Section 3 of this Agreement (or in any certificate of such Other Selling Stockholder delivered pursuant hereto relating thereto), notwithstanding anything contained in this Agreement to the contrary, each Other Selling Stockholder shall be liable under (A) the indemnification agreements contained in the first paragraph of this Section 11(b) or (B) the contribution provisions contained in Section 11(e) of this Agreement, only for an amount not exceeding, in the aggregate, the net proceeds (pretax) received by such Other Selling Stockholder from the sale of Common Shares hereunder. The Company and the Other Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters and controlling persons under this Agreement, as to the respective amounts of such liability for which each of them shall be responsible.

     Notwithstanding anything to the contrary under this Section 11(b), each Underwriter and each person, if any, who controls any Underwriter agrees not to assert its rights to indemnity against any Other Selling Stockholder for losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any such untrue statement or alleged untrue statement or for breach of representations and warranties set forth in Section 3 hereof, unless and until (i) such Underwriter or controlling person has requested indemnification and reimbursement from the Company for such losses, claims, damages or liabilities (including any legal or other expenses reasonably incurred) and (ii) the Company does not within 30 days of such request (x) agree to so indemnify such Underwriter or controlling person and (y) reimburse in full such Underwriter or controlling person for any such losses, damages or liabilities (including legal and other expenses) incurred.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof, and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(c), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(c) which relates to information furnished to the Company pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) shall promptly return it to the Underwriters. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent it is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) or paragraph (b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b),
(c) or (d) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders as the total price paid to the Company and to the Selling Stockholders, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (d) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph
(d) for purposes of indemnification. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price paid by the public in connection with the Common Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such actual or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

     (f) An indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 11(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request (delivered in accordance with Section 16 hereof) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that, if at any time an indemnified party requests an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party in good faith (A) reimburses such indemnified party in accordance with such request to the extent it considers such fees and expenses to be reimbursable hereunder and reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as not reimbursable hereunder or unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 12. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company and the Selling Stockholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on any Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be paid by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except that Section 11 hereof shall at all times be effective and shall survive such termination.

     In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the non defaulting Underwriter or the Company shall have the right to postpone the Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 13. Termination. Prior to the First Closing Date this Agreement may be terminated by Banc of America Securities LLC on behalf of the Underwriters by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of Banc of America Securities LLC on behalf of the Underwriters is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the reasonable judgment of the Underwriters there shall have occurred, subsequent to the respective dates as of which information is given in the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the Company's condition, financial or otherwise, earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, since the execution of this Agreement, which in the judgment of Banc of America Securities on behalf of the Underwriters makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured and in the judgment of Banc of America on behalf of the Underwriters makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 7 and 9 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 11 shall at all times be effective and shall survive such termination.

     SECTION 14. Failure of the Selling Stockholders to Sell and Deliver. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice from you to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9 and 11 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by one or more of the Selling Stockholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.

     SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Stockholders, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     SECTION 16. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed c/o Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Lani Martin and Joe Kennedy, with a copy to Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California 94111,
Attention: Jeffrey Lapic, Esq., and to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, attention: Valerie Ford Jacob, Esq.; if sent to the Company or the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed to the Company at 155 North Wacker Drive, Chicago, Illinois 60606, with a copy to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, Attention: Christine Leahy, Esq.; and if sent to the Whitehall Jewellers, Inc. Employee Stock Ownership Plan shall be mailed, delivered or telegraphed and confirmed to the U.S. Trust Company, N.A., 600 14th Street, N.W., Suite 400, Washington, D.C. 20005-3314, Attention: Lisa Pendley, with a copy to Gardner, Carton & Douglas, Quaker Tower, 321 North Clark Street, Suite 3400, Chicago, Illinois 60610-4795, Attention: Gregory K. Brown. The Company, the Selling Stockholders or you may change the address for receipt of communications hereunder by giving notice to the others.

     SECTION 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of New York.

     SECTION 20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and you.

     Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                                  Very truly yours,

                                  WHITEHALL JEWELLERS, INC.


                                  By:
                                                         President


                                  HUGH M. PATINKIN
                                  MATTHEW M. PATINKIN
                                  JOHN R. DESJARDINS
                                  LYNN D. EISENHEIM
                                  MANNY A. BROWN
                                  MJSB INVESTMENT PARTNERS, L.P.
                                  JOHN R. DESJARDINS 1995 FAMILY TRUST,
                                       U/A/D 12/28/95
                                  MATTHEW M. PATINKIN 1994 FAMILY
                                       TRUST, U/A/D 12/19/94
                                  U.S. TRUST COMPANY, N.A., AS TRUSTEE
                                       OF THE WHITEHALL JEWELLERS, INC.
                                       EMPLOYEE STOCK OWNERSHIP TRUST


                                  By:  -----------------------------------------
                                           Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by us as of the date first above written.

BANC OF AMERICA SECURITIES LLC CREDIT SUISSE FIRST BOSTON CORPORATION WILLIAM BLAIR & COMPANY, L.L.C.

By:  Banc of America Securities LLC


By:
   ----------------------------------

                                   SCHEDULE A

                                                  NUMBER OF FIRM COMMON
NAME OF UNDERWRITER                               SHARES TO BE PURCHASED

Banc of America Securities LLC
Credit Suisse First Boston Corporation
William Blair & Company, L.L.C.


Total                                               2,925,000
                                                    =========

                                   SCHEDULE B


                                                    NUMBER OF            NUMBER OF
                                                    FIRM COMMON       OPTIONAL COMMON
                                                 SHARES TO BE SOLD    SHARES TO BE SOLD

Hugh M. Patinkin                                     150,000              22,500
Matthew M. Patinkin                                  100,000              15,000
John R. Desjardins                                   100,000              15,000
Lynn D. Eisenheim                                     35,000               5,250
Manny A. Brown                                        40,000               6,000
MJSB Investment Partners, L.P.                        50,000               7,500
John R. Desjardins 1995 Family Trust, U/A/D           20,000               3,000
12/28/95
Matthew M. Patinkin 1994 Family Trust, U/A/D          30,000               4,500
12/19/94
U.S. Trust Company, N.A., as trustee of the          100,000              15,000
Whitehall Jewellers, Inc. Employee Stock Ownership
Trust

Total                                                625,000              93,750

                                   SCHEDULE C

             STOCKHOLDERS TO BE SUBJECT TO 90-DAY LOCK-UP AGREEMENTS



Hugh Patinkin
Matthew Patinkin
John Desjardins
Lynn Eisenheim
Manny Brown
Norman Patinkin
Jack Smith
Richard Berkowitz
Daniel Levy
MJSB Investment Partners, L.P.
John R. Desjardins 1995 Family Trust, U/A/D/ 12/28/95
Matthew Patinkin 1994 Family Trust, U/A/D 12/19/94
U.S. Trust Company, N.A., as trustee of the Whitehall Jewellers, Inc. Employee Stock
     Ownership Trust

                                   SCHEDULE D

                                LOCK UP AGREEMENT

February ____, 2000

Banc of America Securities LLC
Credit Suisse First Boston Corporation
William Blair & Company, L.L.C.
c/o Banc of America Securities LLC
9  West 57th Street
New York, New York  10019

RE:   Whitehall Jewellers, Inc. (the "Company")
      -------------------------

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the Underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions. This letter agreement shall not restrict any bona fide gift by the undersigned or any distribution by the undersigned to any equityholder of the undersigned in each case so long as the donee or transferee agrees in writing to comply with this agreement for any remaining portion of such 90-day period.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


----------------------------------------
Printed Name of Holder


By:
   -------------------------------------
       Signature


----------------------------------------
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)